FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Tammy Nystuen	Frank Milano
(763) 551-7496	(763) 551-6908
tammy.nystuen@selectcomfort.com	frank.milano@selectcomfort.com

SELECT COMFORT REPORTS 25 PERCENT INCREASE IN THIRD QUARTER EARNINGS PER SHARE
Company raises full year earnings guidance to between $0.95 and $0.97 per diluted share;
establishes 2007 earnings guidance of between $1.18 and $1.25 per diluted share

MINNEAPOLIS - (October 24, 2006) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the Sleep Number® bed, today announced results for the fiscal third quarter ended September 30, 2006. Third quarter earnings per share totaled $0.25 per diluted share, an increase of 25 percent over the $0.20 per diluted share in the third quarter of 2005. Net sales increased 18 percent to $208.3 million, and net income increased 22 percent to $13.9 million, compared to net sales of $175.8 million and net income of $11.4 million in the third quarter of 2005. Net income and earnings per share in 2005 did not include stock option expense. If third quarter 2005 results had included stock option expense, earnings would have been $0.18 per diluted share in the prior year, and third quarter 2006 earnings of $0.25 per diluted share would represent earnings growth of 39 percent. A reconciliation of this 2005 pro forma measure accompanies this press release.

 “Overall, we had a solid third quarter, with earnings growth of 25 percent and 39 percent on a like-for-like comparison basis. This performance would have been even stronger if not for asset impairment charges this quarter. Our efforts to control costs and improve product quality are progressing and are making a significant contribution to our sustained performance,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “Though our 18 percent

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 2 of 11

revenue growth, led by 17 percent growth in our company-owned retail stores, continued to be strong relative to industry growth rates, sales did not meet our expectations following a record Labor Day holiday. Despite this slowdown, we are confident and committed to achieving our long-term goals.”

Third Quarter Highlights
•	Diluted earnings per share increased 25 percent, the seventh consecutive quarter of earnings growth at or above the high end of the company’s long-term growth targets

•	Net sales increased 18 percent, including same-store sales growth of 7 percent

•	Operating profit margin expanded to 10.5 percent after absorbing a $1.8 million asset impairment charge

•	Generated record cash flows from operating activities of $50.7 million, increasing the year-to-date total to $56.4 million

•	Invested $25.8 million to repurchase an additional 1.3 million shares, increasing the year-to-date total to $49.5 million to repurchase 2.3 million shares

The company’s distribution expansion strategy continues to be a significant contributor to sales growth. Select Comfort opened 13 net new company-owned stores in the third quarter, increasing the total to 425 stores at September 30. New stores contributed 10 points toward retail store sales growth of 17 percent in the third quarter, with average first year sales per store achieving new records and exceeding planned levels. The company expanded its retail partner distribution by an additional 119 doors in the third quarter, increasing the total to 727 doors in the U.S. and Canada at September 30. Retail partner sales increased 179 percent compared to the third quarter a year ago, leading to record-level performance by the company’s wholesale channel. The company now expects to end 2006 with 440 company-owned stores and a total of 800 retail partner doors.

As a result of the company’s ongoing purchasing efficiencies, logistics and delivery improvements and by leveraging scale in manufacturing, operating margins improved to 10.5 percent of revenue, from 10.3 percent in the third quarter of 2005. These results include a $1.8 million asset impairment charge for retail stores and software development, and stock option expense of $1.7 million, both of which penalized operating margin gains in the quarter.

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 3 of 11

Gross margins improved 270 basis points to 62.3 percent of revenue, from 59.6 percent in the third quarter of 2005. Gross margins in company-owned channels - which includes retail, e-commerce and direct - improved to 64.2 percent, from 62.1 percent in the third quarter of 2005 and 62.3 percent in the second quarter of 2006. The sequential increase over the second quarter reflects productivity improvements in both manufacturing and logistics and improvements in operating scale from higher sales levels.

Sales and marketing expenses, which includes retail store expenses as well as media and marketing, totaled $87.7 million, or 42.1 percent of net sales, compared to 41.3 percent of net sales in the third quarter of 2005. Media spending totaled $27.7 million, an increase of 25 percent compared to $22.1 million in the third quarter of 2005. On a year-to-date basis, media spending totaled $82.1 million, an increase of 22 percent compared to $67.1 million last year. For the full year, the company expects media expenditures will total approximately $110 million.

Cash and investments totaled $112.7 million at the end of the quarter, an increase of $0.6 million compared to the balance at December 31. Cash flows from operating activities totaled $50.7 million in the third quarter, increasing the year-to-date total to $56.4 million. On a year-to-date basis, the company has invested $49.5 million to repurchase 2.3 million shares of common stock and $21.0 million to fund capital expenditures.

Earnings for the nine months ended September 30, 2006 totaled $0.65 per diluted share, a 35 percent increase over the $0.48 per diluted share for nine months ended October 1, 2005. Net sales for the nine months ended September 30, 2006 increased 21 percent to $609.7 million and net income increased 30 percent to $36.4 million, compared to net sales of $503.2 million and net income of $28.0 million for the nine months ended October 1, 2005. If 2005 results had included stock option expense, earnings would have been $0.44 per diluted share in the prior year, and 2006 earnings of $0.65 per diluted share would represent earnings growth of 48 percent. A reconciliation of this 2005 pro-forma measure accompanies this press release.

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 4 of 11

Outlook
The company reiterated its long-term growth targets, which extend beyond 2006:
•	Sales growth of between 15 percent and 20 percent;
•	Earnings growth of between 20 percent and 25 percent, and
•	Same-store sales growth of between 7 percent and 12 percent.

Full year sales guidance remains unchanged at or above the high-end of the company’s long-term sales growth targets and earnings per share guidance was increased to between $0.95 and $0.97 per diluted share. The company’s previously stated full year earnings guidance was between $0.93 and $0.97 per diluted share. The revised earnings guidance reflects growth rates of between 25 percent and 28 percent, compared to 2005 full year earnings of $0.76 per diluted share. If 2005 results had included stock option expense, full year earnings would have been $0.69 per diluted share, and the company’s revised 2006 earnings per share guidance would represent growth rates of between 38 percent and 41 percent.

The company established 2007 guidance for sales growth of between 15 percent and 20 percent and earnings of between $1.18 and $1.25 per diluted share. Based on the company’s revised earnings guidance for 2006, earnings growth is expected to be between 22 percent and 32 percent in 2007.

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results and 2006 outlook at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) on Tuesday, October 24, 2006. To listen to the call, please dial 888-889-1954, passcode: SLEEP. International participants may dial 210-839-8500, passcode: SLEEP. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com.
A replay will remain available until midnight Eastern Time on November 10, 2006, by dialing 203-369-1547. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 5 of 11

About Select Comfort

Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry and our ability to successfully implement systems and manufacturing process changes to ensure compliance with these requirements. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

# # #

(1) Top Bedding Specialists, Furniture Today, August 14, 2006.

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	September 30,	% of	October 1,	% of
	2006	Net Sales	2005	Net Sales

Net sales	$208,314	100.0%	$175,833	100.0%
Cost of sales	78,610	37.7%	71,041	40.4%
Gross profit	129,704	62.3%	104,792	59.6%
Operating expenses:
Sales and marketing	87,708	42.1%	72,704	41.3%
General and administrative	18,327	8.8%	13,791	7.8%
Asset impairment charges	1,763	0.8%	162	0.1%
Operating income	21,906	10.5%	18,135	10.3%
Other income:
Interest income	618	0.3%	405	0.2%
Income before income taxes	22,524	10.8%	18,540	10.5%
Income tax expense	8,583	4.1%	7,094	4.0%
Net income	$13,941	6.7%	$11,446	6.5%

Net income per share – basic	$0.26		$0.21

Net income per share – diluted	$0.25		$0.20

Reconciliation of weighted average
shares outstanding:
Basic weighted average shares outstanding	52,766		53,457
Effect of dilutive securities:
Options	2,350		2,359
Warrants	3		1,363
Restricted shares	185		313
Dilutive weighted average shares outstanding	55,304		57,492

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited - in thousands, except per share amounts)

	Nine Months Ended
	September 30,	% of	October 1,	% of
	2006	Net Sales	2005	Net Sales

Net sales	$609,685	100.0%	$503,185	100.0%
Cost of sales	235,763	38.7%	206,806	41.1%
Gross profit	373,922	61.3%	296,379	58.9%
Operating expenses:
Sales and marketing	257,848	42.3%	211,777	42.1%
General and administrative	57,638	9.5%	40,476	8.0%
Asset impairment charges	1,763	0.3%	162	0.0%
Operating income	56,673	9.3%	43,964	8.7%
Other income:
Interest income	2,248	0.4%	1,543	0.3%
Income before income taxes	58,921	9.7%	45,507	9.0%
Income tax expense	22,505	3.7%	17,557	3.5%
Net income	$36,416	6.0%	$27,950	5.6%

Net income per share - basic	$0.68		$0.52

Net income per share - diluted	$0.65		$0.48

Reconciliation of weighted average
shares outstanding:
Basic weighted average shares outstanding	53,201		53,631
Effect of dilutive securities:
Options	2,639		2,541
Warrants	35		1,760
Restricted shares	193		291
Dilutive weighted average shares outstanding	56,068		58,223

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$26,029	$32,863
Marketable securities - current	35,994	24,122
Accounts receivable, net of allowance for doubtful accounts
of $521 and $552, respectively	17,120	10,109
Inventories	26,030	21,982
Prepaid expenses	9,658	9,841
Deferred tax assets	6,641	6,139
Total current assets	121,472	105,056
Marketable securities – non-current	50,699	55,102
Property and equipment, net	58,778	53,866
Deferred tax assets	15,551	11,256
Other assets	3,533	3,554
Total assets	$250,033	$228,834

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$47,225	$31,655
Customer prepayments	10,489	14,718
Accruals:
Sales returns	4,168	5,403
Compensation and benefits	24,814	24,839
Taxes and withholding	8,273	9,624
Other	10,912	8,659
Total current liabilities	105,881	94,898

Other long-term accrued liabilities	15,132	12,589
Total liabilities	121,013	107,487

Common shareholders' equity:
Undesignated preferred stock; 7,500 shares authorized, no
shares issues and outstanding	-	-
Common stock, $.01 par value; 142,500 shares authorized,
52,680 and 53,598 shares issued and outstanding, respectively	527	536
Additional paid-in capital	28,120	56,854
Retained earnings	100,373	63,957
Total shareholders’ equity	129,020	121,347
Total liabilities and shareholders’ equity	$250,033	$228,834

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended
	September 30,	October 1,
	2006	2005

Cash flows from operating activities:
Net income	$36,416	$27,950
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	14,261	11,586
Share-based compensation	6,115	549
Loss on disposal and impairment of assets	1,806	165
Excess tax benefits from stock option exercises	-	2,391
Changes in deferred tax assets	(4,797)	(3,010)
Change in operating assets and liabilities:
Accounts receivable	(7,011)	(2,110)
Inventories	(4,048)	(1,542)
Prepaid expenses and other assets	178	(2,629)
Accounts payable	15,570	2,809
Accrued sales returns	(1,235)	210
Accrued compensation and benefits	(25)	8,421
Accrued taxes and withholding	(1,351)	2,096
Consumer prepayments	(4,229)	3,920
Other accruals and liabilities	4,796	5,014
Net cash provided by operating activities	56,446	55,820
Cash flows from investing activities:
Purchases of property and equipment	(20,953)	(19,860)
Investments in marketable securities	(28,369)	(22,615)
Proceeds from maturity of marketable securities	20,900	27,125
Net cash used in investing activities	(28,422)	(15,350)
Cash flows from financing activities:
Repurchases of common stock	(49,512)	(46,201)
Proceeds from issuance of common stock	7,163	6,887
Excess tax benefits from stock option exercises	7,491	-
Net cash used in financing activities	(34,858)	(39,314)

(Decrease) increase in cash and cash equivalents	(6,834)	1,156
Cash and cash equivalents, at beginning of period	32,863	15,066
Cash and cash equivalents, at end of period	$26,029	$16,222

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 10 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Pro Forma Net Income
(unaudited - in thousands, except per share amounts)

 The financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R) related to the expensing of stock option compensation and are referred to as Pro Forma reporting. We view these financial measures to be helpful in assessing the Company's ongoing operating results and the same as those required to be included in our Form 10-Q quarterly financial statements. We include these financial measures in our earnings announcement because we believe they are useful to investors in allowing greater transparency related to supplemental information we use in our financial and operational analysis.

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006 *	2005	2006 *	2005

Net income, as reported	$13,941	$11,446	$36,416	$27,950
Stock-based compensation cost, net of tax,
included in net income	-	155	-	338
Stock-based compensation cost, net of tax,
if fair value method had been applied	-	(1,039)	-	(2,823)
Adjusted net income, pro forma	$13,941	$10,562	$36,416	$25,465
Earnings per share:
Basic – as reported	$0.26	$0.21	$0.68	$0.52
Basic – pro forma	0.26	0.20	0.68	0.47
Diluted – as reported	$0.25	$0.20	$0.65	$0.48
Diluted – pro forma	0.25	0.18	0.65	0.44
Weighted average shares outstanding:
Basic – as reported	52,766	53,457	53,201	53,631
Diluted – as reported	55,304	57,492	56,068	58,223

* Net income and earnings per share in 2006 include stock option expense

Select Comfort Reports 25 Percent Increase in Earnings per Share - Page 11 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited - in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2006	2005	2006	2005

Percent of sales:
Retail	76.0%	77.1%	76.4%	75.7%
Direct	8.6%	9.9%	9.7%	11.4%
E-Commerce	5.3%	5.0%	5.4%	4.8%
Wholesale	10.1%	8.0%	8.5%	8.1%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Same-store sales growth	7%	15%	13%	14%
Net new stores	10%	5%	9%	7%
Retail total	17%	20%	22%	21%
Direct	4%	10%	3%	17%
E-Commerce	26%	41%	35%	32%
Wholesale	49%	48%	27%	56%
Total	18%	22%	21%	23%

Stores open:
Beginning of period	412	369	396	370
Opened	15	19	33	32
Closed	(2)	-	(4)	(14)
End of period	425	388	425	388

Retail partner doors	727	264	727	264

Other metrics:
Average sales per store ($000s) *	$1,546	$1,375
Average sales per square foot ($s) *	$1,319	$1,238
Stores > $1 million sales *	84%	73%
Average sales per mattress unit
(Q3 Company-owned channels; $s)	$2,232	$2,064
Average mattress sales per mattress unit
(Q3 Company-owned channels; $s)	$1,712	$1,619
Return on equity (trailing twelve months)	44.5%	35.7%
Cash and investments	$112,722	$88,389

* trailing twelve months for stores open at least one year